Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2023 (except for the effects of the reverse stock splits discussed in Notes 3 and 11, as to which the date is July 11, 2024) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-275320) and the related Prospectus of ZyVersa Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Orlando, Florida

July 11, 2024